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                                                                    EXHIBIT 99.2


                      FORM OF ANNUAL SERVICER'S CERTIFICATE
                       ADVANTA BUSINESS CARD MASTER TRUST

            The undersigned, a duly authorized representative of Advanta Bank Corp., as Servicer ("ABC"), pursuant to the Transfer and Servicing Agreement, dated as of August 1, 2000 (as amended and supplemented, the "Agreement"), among ADVANTA BUSINESS RECEIVABLES CORP., as transferor, ABC and WILMINGTON TRUST COMPANY, as owner trustee of ADVANTA BUSINESS CARD MASTER TRUST, does hereby certify that:

      1. ABC is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

      2. The undersigned is an Authorized Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trust.

      3. A review of the activities of the Servicer during the year ended June 30, 2002, and of its performance under the Agreement was conducted under my supervision.

      4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

      5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the twelve month period ending June 30, 2002 which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each default:

             NONE

            In WITNESS WHEREOF, the undersigned has duly executed this Certificate this 18th day of September, 2002.

                           ADVANTA BANK CORP.,
                           Servicer


                           By:  /s/  Mark Shapiro
                              ------------------------------------------
                           Name: Mark Shapiro
                           Title: Assistant Vice President-Structured Finance


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